Consent of Independent Certified Public Accountants

     We have issued our report dated October 23, 1998 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, (Intermediate) Series 62 and Series 63 as of August 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post- Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
December 24, 1998